Exhibit 99.1

NEWS RELEASE
FOR IMMEDIATE RELEASE: February 1, 2012

ALLEGIANT TRAVEL COMPANY FOURTH QUARTER AND FULL YEAR 2011
FINANCIAL RESULTS
36th Consecutive Profitable Quarter
Fourth Quarter Fully Diluted Earnings per Share of $.56 and
Full Year Fully Diluted Earnings per Share of $2.57

LAS VEGAS (GLOBE NEWSWIRE) —Allegiant Travel Company (NASDAQ: ALGT) today reported the following financial results for the 4th quarter and full year 2011 as well as comparisons to prior year equivalents:

Unaudited	4Q11	4Q10	Change	2011	2010	Change
Total operating revenue (millions)	$193.9	$162.0	19.7%	$779.1	$663.6	17.4%
Operating income (millions)	$20.2	$20.9	(3.2)%	$85.4	$104.7	(18.4)%
Operating margin	10.4%	12.9%	-2.5pp	11.0%	15.8%	-4.8pp
EBITDA (millions)	$31.3	$30.0	4.4%	$127.4	$139.6	(8.7)%
EBITDA margin	16.2%	18.5%	-2.3pp	16.4%	21.0%	-4.6pp
Net income (millions)	$10.8	$12.4	(12.7)%	$49.4	$65.7	(24.8)%
Diluted earnings per share	$0.56	$0.64	(12.5)%	$2.57	$3.32	(22.6)%

Scheduled Service:
Average fare - scheduled service	$91.66	$81.62	12.3%	$89.15	$76.26	16.9%
Average fare - ancillary air-related charges	$31.51	$30.96	1.8%	$31.18	$30.25	3.1%
Average fare - ancillary third party products	$4.88	$4.28	14.0%	$5.18	$4.34	19.4%
Average fare - total	$128.05	$116.86	9.6%	$125.51	$110.85	13.2%
Scheduled service passenger revenue per ASM (PRASM)(cents)	8.91	7.98	11.7%	8.88	7.45	19.2%
Total scheduled service revenue per ASM (TRASM) (cents)	12.45	11.42	9.0%	12.50	10.83	15.4%
Load factor	89.6%	89.9%	-0.3pp	91.7%	90.8%	0.9pp

Total System*:
Operating expense per passenger	$116.08	$103.52	12.1%	$112.32	$94.69	18.6%
Operating expense per passenger, excluding fuel	$62.04	$58.36	6.3%	$58.78	$53.41	10.1%
Operating expense, excluding fuel per ASM (CASM ex fuel) (cents)	5.89	5.52	6.7%	5.70	5.05	12.9%
*Total system includes scheduled service, fixed-fee contract and non-revenue flying

“We are very proud to report our 36th consecutive profitable quarter,” stated Maurice J. Gallagher, Jr., Chairman and CEO of Allegiant Travel Company.  “I’d like to thank our Team Members for their great efforts and contributions to another successful quarter and year.

“We had an excellent December and fourth quarter.  In fourth quarter 2011, revenues were up 20 percent or $31.9 million on just a 9.3 percent increase in system capacity.  2011 was another momentous year for us, our fifth year in a row with double digit operating margins. While fuel put a dent in the operating results for the year, we made excellent progress in our ongoing projects including introduction of our 757 aircraft, beginning our 166 seat conversion and automation upgrades.

Allegiant Q4 and Full Year Earnings

“As part of our growth for 2012, we have announced eight new routes during the past 30 days and our new base in Oakland.  Soon we will be in 76 cities, including 11 leisure destinations, with 178 routes.  We currently have 53 aircraft in revenue service including one 757. We are expecting to have at least 16 166 seat MD-80 aircraft in service by the end of first quarter 2012, and we are on track with our forecast for ETOPS certification later this year, which will allow us to begin our Hawaii service,” concluded Gallagher.

Andrew C. Levy, President of Allegiant Travel Company, stated, “We had another successful quarter of offsetting higher fuel costs.  In fourth quarter 2011, fuel expense per passenger increased almost $9 versus 2010, but we were able to successfully raise our average scheduled fare by $10. This increase comes despite an eight percent growth in available seat miles as compared to fourth quarter 2010.  We have worked very hard this year to adapt our pricing and scheduling to higher fuel prices and the results have been strong.

“We are carrying good momentum into 2012.  Our January PRASM is projected to increase between nine and eleven percent, and we are expecting first quarter 2012 PRASM to be up between one and three percent on a year over year basis.

“Finally, we continue to see strength in our third party ancillary business.  Third party ancillary net revenue increased 23 percent in both the fourth quarter of 2011 and the full year.  As we have said in the past, third party products will continue to be an area of focus, and we expect to see strong growth continue into 2012,” concluded Levy.

Supplemental Ancillary Revenue Information Unaudited (millions)	4Q11	4Q10	Change	2011	2010	Change
Gross ancillary revenue - third party products	$23.0	$18.2	26.4%	$106.3	$89.3	19.0%
Cost of goods sold	$(15.2)	$(11.8)	28.8%	$(72.0)	$(60.9)	18.2%
Transaction costs (a)	$(.9)	$(.8)	12.5%	$(4.5)	$(4.0)	12.5%
Ancillary revenue - third party products	$6.8	$5.5	22.6%	$29.9	$24.4	22.8%
As percent of gross	29.6%	30.4%	-0.8pp	28.1%	27.3%	0.8pp
As percent of income before taxes	36.8%	27.0%	9.8pp	37.6%	23.6%	14.0pp
Ancillary revenue - third party products/scheduled passenger	$4.88	$4.28	14.0%	$5.18	$4.34	19.4%
Hotel room nights (thousands)	142.7	119.9	19.0%	647.7	568.6	13.9%
Rental car days (thousands)	113.8	94.2	20.8%	577.7	576.3	0.2%
(a) includes credit card fees and travel agency commissions

Scott Sheldon, SVP and CFO of Allegiant Travel Company, stated, “Fuel, maintenance and depreciation expense continued to place pressure on our cost structure during the fourth quarter of 2011. Consistent with prior quarters, fuel expense continued to be the largest contributor to the decrease in operating income. Our fuel cost per passenger increased nearly $9, or 19.7 percent, to $54 during the quarter.

“Engine overhaul and repairs expense was the largest driver in our 6.3 percent increase in non-fuel per passenger costs during the quarter. In 2011, we invested heavily in our engine overhauls in an effort to improve reliability. The fourth quarter marked the high point both in the number of engines overhauled and in expense recognized at $9 million.  For the full year, engine overhaul and repairs expense totaled $19 million (as projected), substantially higher than the $5 million in 2010.  In 2012, engine overhaul and repairs expense is expected to diminish now that 50 percent of our engine pool has fewer than 1,000 cycles since overhaul as compared with only 11 percent in January of 2011.

Allegiant Q4 and Full Year Earnings

“Excluding engine overhaul and repair expense and depreciation expense related to three leased 757 aircraft not producing passengers or ASMs, all other non-fuel costs per ASM were down 2.2 percent for the quarter.  As we look forward to first quarter 2012, we expect CASM ex fuel to be up between zero to two percent as compared to the first quarter of 2011.

“During our 166 seat project, we will consistently have three or four aircraft out of scheduled service being reconfigured.  The total fleet count, provided below, includes aircraft that are in the process of being upgraded to 166 seats and therefore are unavailable for flight operations.

“Lastly, we ended the year with unrestricted cash of nearly $320 million, up $16 million from the end of the third quarter and $169 million from the end of 2010.  During the year we paid down over $21 million in debt, bringing our total debt balance to $146 million at the end of 2011.  Capital expenditures for the quarter totaled $18 million and $87 million on a full year basis.  Although we anticipated closing on our fifth and sixth 757 aircraft during fourth quarter 2011, we now expect these aircraft to be acquired in first quarter 2012.  As such, 2012 cap ex is expected to be in the range of $105 and $115 million, slightly higher than forecasted last quarter,” concluded Sheldon.

Unaudited (millions)	12/31/11	12/31/10	Change
Unrestricted cash *	$319.5	$150.3	112.6%
Unrestricted cash net of air traffic liability	$200.8	$48.9	310.6%
Total debt	$146.1	$28.1	419.9%
Total stockholders’ equity	$351.5	$297.7	18.1%

	Year ended Dec 31,
Unaudited (millions)	2011	2010	Change
Capital expenditures	$86.6	$98.5	(12.1)%
*-Unrestricted cash includes investments in marketable securities

At this time, Allegiant Travel Company provides the following guidance to investors, subject to revision.

Guidance, subject to revision
Revenue guidance	January 2012	1st quarter 2012
Estimated PRASM year-over-year growth	+9 to 11%	+1 to 3%
Capacity guidance
System	1st quarter 2012	2nd quarter 2012
Departure year-over-year growth	+10 to 14%	+13 to 17%
ASM year-over-year growth	+17 to 21%	+22 to 26%
Scheduled
Departure year-over-year growth	+13 to 17%	+16 to 20%
ASM year-over-year growth	+19 to 23%	+25 to 29%

Cost guidance	1st quarter 2012
CASM ex fuel – year over year change	0 to 2%

Fixed fee and other revenue guidance	1st quarter 2012
Fixed fee revenue and other revenue (millions)	$10 to $12

Allegiant Q4 and Full Year Earnings

Allegiant Travel Company will host a conference call with analysts at 4:30 p.m. EST today, February 1, 2012, to discuss its fourth quarter and full year 2011 financial results. A live broadcast of the conference call will be available via the Company’s Investor Relations website homepage at http://ir.allegiant.com. The webcast will also be archived in the “Events & Presentations” section of the website.

About the Company
Las Vegas-based Allegiant Travel Company (NASDAQ: ALGT) is focused on linking travelers in small cities to world-class leisure destinations. Through its subsidiary, Allegiant Air, the company operates a low-cost, high-efficiency, all-jet passenger airline, and offers other travel-related products such as hotel rooms, rental cars, and attraction tickets through its website, allegiant.com. The company was ranked ninth in the 2011 Forbes’ Best Small Companies. Allegiant was also recently named one of FORTUNE magazine’s “100 Fastest-Growing Companies” for the second consecutive year. ALGT/G

Media Inquiries: Brian Davis
mediarelations@allegiantair.com

Investor Inquiries: Chris Allen
ir@allegiantair.com

Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, statements in this press release that are not historical facts are forward-looking statements. These forward-looking statements are only estimates or predictions based on our management's beliefs and assumptions and on information currently available to our management. Forward-looking statements include our statements regarding future unit revenue, future operating expense, our ability to obtain regulatory approval to operate our 757 aircraft in extended overwater operations, our expected progress on reconfiguration of our MD-80 aircraft, ASM growth, departure growth, fleet growth,  fixed-fee and other revenues and expected capital expenditures, as well as other information concerning future results of operations, business strategies, financing plans, competitive position, industry environment, potential growth opportunities, the effects of future regulation and the effects of competition. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words "believe," "expect," “guidance,” "anticipate," "intend," "plan," "estimate", “project”, “hope”  or similar expressions.

Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in the forward-looking statements. Important risk factors that could cause our results to differ materially from those expressed in the forward-looking statements generally may be found in our periodic reports filed with the Securities and Exchange Commission at www.sec.gov. These risk factors include, without limitation, the effect of the economic downturn on leisure travel, increases in fuel prices, terrorist attacks, risks inherent to airlines, demand for air services to our leisure destinations from the markets served by us, our ability to implement our growth strategy, unionization efforts, our dependence on our leisure destination markets, our ability to add, renew or replace gate leases, our competitive environment, problems with our aircraft, dependence on fixed fee customers, our reliance on our automated systems, economic and other conditions in markets in which we operate, aging aircraft and other governmental regulation, increases in maintenance costs and cyclical and seasonal fluctuations in our operating results.

Allegiant Q4 and Full Year Earnings

Any forward-looking statements are based on information available to us today and we undertake no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise.

Detailed financial information follows:

Allegiant Q4 and Full Year Earnings

Allegiant Travel Company
Consolidated Statements of Income
Three Months Ended December 31, 2011 and 2010
(in thousands, except per share amounts)
(Unaudited)

	Three months ended December 31,		Percent
	2011	2010	change
OPERATING REVENUE:
Scheduled service revenue	$127,597	$105,751	20.7
Ancillary revenue:
Air-related charges	43,866	40,117	9.3
Third party products	6,794	5,542	22.6
Total ancillary revenue	50,660	45,659	11.0

Fixed fee contract revenue	12,522	10,434	20.0
Other revenue	3,158	189	1,570.9
Total operating revenue	193,937	162,033	19.7

OPERATING EXPENSES:
Aircraft fuel	80,898	61,588	31.4
Salary and benefits	29,590	26,902	10.0
Station operations	16,529	15,177	8.9
Maintenance and repairs	23,806	16,358	45.5
Sales and marketing	4,329	3,953	9.5
Aircraft lease rentals	153	154	(0.6)
Depreciation and amortization	11,253	9,144	23.1
Other	7,205	7,907	(8.9)
Total operating expenses	173,763	141,183	23.1

OPERATING INCOME	20,174	20,850	(3.2)
As a percent of total operating revenue	10.4%	12.9%
OTHER (INCOME) EXPENSE:
Earnings from unconsolidated affiliates, net	83	(17)	(588.2)
Interest income	(236)	(188)	25.5
Interest expense	1,889	522	261.9
Total other (income) expense	1,736	317	447.6

INCOME BEFORE INCOME TAXES	18,438	20,533	(10.2)
As a percent of total operating revenue	9.5%	12.7%

PROVISION FOR INCOME TAXES	7,628	8,152	(6.4)

NET INCOME	10,810	$12,381	(12.7)
As a percent of total operating revenue	5.6%	7.6%

Earnings per share to common stockholders (1):
Basic	$0.57	$0.65	(12.3)
Diluted	$0.56	$0.64	(12.5)

Weighted average shares outstanding used in computing earnings per share to common stockholders (1):
Basic	18,959	18,894	0.3
Diluted	19,207	19,091	0.6

(1) The Company's unvested restricted stock awards are considered participating securities as they receive non-forfeitable rights to cash dividends at the same rate as common stock.  The Basic and Diluted earnings per share for the periods presented reflect the two-class method mandated by accounting guidance for the calculation of earnings per share.  The two-class method adjusts both the net income and shares used in the calculation.  Application of the two-class method did not have a significant impact on the Basic and Diluted earnings per share for the periods presented.

Allegiant Q4 and Full Year Earnings

Allegiant Travel Company
Operating Statistics
Three Months Ended December 31, 2011 and 2010
(Unaudited)

	Three months ended December 31,		Percent
	2011	2010	change*
OPERATING STATISTICS
Total system statistics
Passengers	1,496,923	1,363,779	9.8
Revenue passenger miles (RPMs) (thousands)	1,363,855	1,248,333	9.3
Available seat miles (ASMs) (thousands)	1,575,899	1,441,801	9.3
Load factor	86.5%	86.6%	(0.1)
Operating revenue per ASM (cents)	12.31	11.24	9.5
Operating expense per ASM (CASM) (cents)	11.03	9.79	12.7
Fuel expense per ASM (cents)	5.13	4.27	20.1
Operating CASM, excluding fuel (cents)	5.89	5.52	6.7
Operating expense per passenger	$116.08	$103.52	12.1
Fuel expense per passenger	$54.04	$45.16	19.7
Operating expense per passenger, excluding fuel	$62.04	$58.36	6.3
Departures	12,166	11,161	9.0
Block hours	27,998	26,129	7.2
Average stage length (miles)	853	867	(1.6)
Average number of operating aircraft during period	54.6	51.3	6.4
Total aircraft in service at period end	57	52	9.6
Average departures per aircraft per day	2.4	2.4	-
Average block hours per aircraft per day	5.6	5.5	1.8
Full-time equivalent employees at period end	1,595	1,614	(1.2)
Fuel gallons consumed (thousands)	26,230	24,544	6.9
Average fuel cost per gallon	$3.08	$2.51	22.7

Scheduled service statistics
Passengers	1,392,092	1,295,703	7.4
Revenue passenger miles (RPMs) (thousands)	1,283,218	1,190,960	7.7
Available seat miles (ASMs) (thousands)	1,431,430	1,325,364	8.0
Load factor	89.6%	89.9%	(0.3)
Departures	10,360	9,774	6.0
Average passengers per departure	134	133	0.8
Block hours	24,961	23,676	5.4
Yield (cents)	9.94	8.88	11.9
Scheduled service revenue per ASM (PRASM) (cents)	8.91	7.98	11.7
Total ancillary revenue per ASM (cents)	3.54	3.45	2.6
Total scheduled service revenue per ASM (TRASM) (cents)	12.45	11.42	9.0
Average fare - scheduled service	$91.66	$81.62	12.3
Average fare - ancillary air-related charges	$31.51	$30.96	1.8
Average fare - ancillary third party products	$4.88	$4.28	14.0
Average fare - total	$128.05	$116.86	9.6
Average stage length (miles)	904	904	-
Fuel gallons consumed (thousands)	23,517	22,349	5.2
Average fuel cost per gallon	$3.29	$2.61	26.1
Percent of sales through website during period	89.1%	89.9%	(0.8)

* except load factor and percent of sales through website, which is percentage point change

Allegiant Q4 and Full Year Earnings

Allegiant Travel Company
Consolidated Statements of Income
Years Ended December 31, 2011 and 2010
(in thousands, except per share amounts)
(Unaudited)

	Years ended December 31,		Percent
	2011	2010	change
OPERATING REVENUE:
Scheduled service revenue	$514,984	$427,825	20.4
Ancillary revenue:
Air-related charges	180,078	169,640	6.2
Third party products	29,916	24,366	22.8
Total ancillary revenue	209,994	194,006	8.2

Fixed fee contract revenue	43,690	40,576	7.7
Other revenue	10,449	1,234	746.8
Total operating revenue	779,117	663,641	17.4

OPERATING EXPENSES:
Aircraft fuel	330,657	243,671	35.7
Salary and benefits	119,856	108,000	11.0
Station operations	66,709	62,620	6.5
Maintenance and repairs	81,228	60,579	34.1
Sales and marketing	19,905	17,062	16.7
Aircraft lease rentals	1,101	1,721	(36.0)
Depreciation and amortization	41,975	34,965	20.0
Other	32,242	30,367	6.2
Total operating expenses	693,673	558,985	24.1

OPERATING INCOME	85,444	104,656	(18.4)
As a percent of total operating revenue	11.0%	15.8%
OTHER (INCOME) EXPENSE:
(Earnings) loss from unconsolidated affiliates, net	(9)	(14)	(35.7)
Interest income	(1,236)	(1,184)	4.4
Interest expense	7,175	2,522	184.5
Total other (income) expense	5,930	1,324	347.9

INCOME BEFORE INCOME TAXES	79,514	103,332	(23.0)
As a percent of total operating revenue	10.2%	15.6%

PROVISION FOR INCOME TAXES	30,116	37,630	(20.0)

NET INCOME	$49,398	$65,702	(24.8)
As a percent of total operating revenue	6.3%	9.9%

Earnings per share to common stockholders (1):
Basic	$2.59	$3.36	(22.9)
Diluted	$2.57	$3.32	(22.6)

Weighted average shares outstanding used in computing earnings per share to common stockholders (1):
Basic	18,935	19,407	(2.4)
Diluted	19,125	19,658	(2.7)

(1) The Company's unvested restricted stock awards are considered participating securities as they receive non-forfeitable rights to cash dividends at the same rate as common stock.  The Basic and Diluted earnings per share for the periods presented reflect the two-class method mandated by accounting guidance for the calculation of earnings per share.  The two-class method adjusts both the net income and shares used in the calculation.  Application of the two-class method did not have a significant impact on the Basic and Diluted earnings per share for the periods presented.

Allegiant Q4 and Full Year Earnings

Allegiant Travel Company
Operating Statistics
Years Ended December 31, 2011 and 2010
(Unaudited)

	Years ended December 31,		Percent
	2011	2010	change*
OPERATING STATISTICS
Total system statistics
Passengers	6,175,808	5,903,184	4.6
Revenue passenger miles (RPMs) (thousands)	5,640,577	5,466,237	3.2
Available seat miles (ASMs) (thousands)	6,364,243	6,246,544	1.9
Load factor	88.6%	87.5%	1.1
Operating revenue per ASM (cents)	12.24	10.62	15.3
Operating expense per ASM (CASM) (cents)	10.90	8.95	21.8
Fuel expense per ASM (cents)	5.20	3.90	33.3
Operating CASM, excluding fuel (cents)	5.70	5.05	12.9
Operating expense per passenger	$112.32	$94.69	18.6
Fuel expense per passenger	$53.54	$41.28	29.7
Operating expense per passenger, excluding fuel	$58.78	$53.41	10.1
Departures	49,360	47,986	2.9
Block hours	113,691	111,739	1.7
Average stage length (miles)	858	874	(1.8)
Average number of operating aircraft during period	52.2	49.0	6.5
Total aircraft in service at period end	57	52	9.6
Average departures per aircraft per day	2.6	2.7	(3.7)
Average block hours per aircraft per day	6.0	6.2	(3.2)
Full-time equivalent employees at period end	1,595	1,614	(1.2)
Fuel gallons consumed (thousands)	107,616	106,093	1.4
Average fuel cost per gallon	$3.07	$2.30	33.5

Scheduled service statistics
Passengers	5,776,462	5,609,852	3.0
Revenue passenger miles (RPMs) (thousands)	5,314,976	5,211,663	2.0
Available seat miles (ASMs) (thousands)	5,797,753	5,742,014	1.0
Load factor	91.7%	90.8%	0.9
Departures	42,586	41,995	1.4
Average passengers per departure	136	134	1.5
Block hours	101,980	101,242	0.7
Yield (cents)	9.69	8.21	18.0
Scheduled service revenue per ASM (PRASM) (cents)	8.88	7.45	19.2
Total ancillary revenue per ASM (cents)	3.62	3.38	7.1
Total scheduled service revenue per ASM (TRASM) (cents)	12.50	10.83	15.4
Average fare - scheduled service	$89.15	$76.26	16.9
Average fare - ancillary air-related charges	$31.18	$30.25	3.1
Average fare - ancillary third party products	$5.18	$4.34	19.4
Average fare - total	$125.51	$110.85	13.2
Average stage length (miles)	901	912	(1.2)
Fuel gallons consumed (thousands)	96,999	96,153	0.9
Average fuel cost per gallon	$3.30	$2.43	35.8
Percent of sales through website during period	88.8%	88.8%	-

* except load factor and percent of sales through website, which is percentage point change

Allegiant Q4 and Full Year Earnings

Allegiant Travel Company
Non-GAAP Presentations
Quarters and Years Ended December 31, 2011 and 2010
 (Unaudited)

"EBITDA" represents earnings before interest expense, income taxes, depreciation and amortization. EBITDA is not a calculation based on generally accepted accounting principles and should not be considered as an alternative to net income or operating income as indicators of our financial performance or to cash flow as a measure of liquidity. EBITDA is included as a supplemental disclosure because we believe it is a useful indicator of our operating performance. Further, EBITDA is a well-recognized performance measurement that is frequently used by securities analysts, investors and other interested parties in comparing the operating performance of companies. We believe EBITDA is useful in evaluating our operating performance compared to our competitors because its calculation generally eliminates the effects of financing and income taxes and the accounting effects of capital spending and acquisitions, which items may vary between periods and for different companies for reasons unrelated to overall operating performance. The following represents the reconciliation of EBITDA to net income for the periods indicated below.

The SEC has adopted rules (Regulation G) regulating the use of non-GAAP financial measures. Because of our use of the non-GAAP financial measure EBITDA to supplement our consolidated financial statements presented on a GAAP basis, Regulation G requires us to include in this press release a presentation of the most directly comparable GAAP measure, which is net income, and a reconciliation of the non-GAAP measure to the most comparable GAAP measure.  Our utilization of a non-GAAP measurement is not meant to be considered in isolation or as a substitute for net income or other measures of financial performance prepared in accordance with GAAP. EBITDA is not a GAAP measurement and our use of it may not be comparable to similarly titled measures employed by other companies in the airline and travel industry. The reconciliations to GAAP measures follow.

	Three months ended December 31,		Percent
(in thousands)	2011	2010	change
Net income	$10,810	$12,381	(12.7)
Plus (minus)
Interest income	(236)	(188)	25.5
Interest expense	1,889	522	261.9
Provision for income taxes	7,628	8,152	(6.4)
Depreciation and amortization	11,253	9,144	23.1
EBITDA	$31,344	$30,011	4.4

	Years ended December 31,		Percent
(in thousands)	2011	2010	change
Net income	$49,398	$65,702	(24.8)
Plus (minus)
Interest income	(1,236)	(1,184)	4.4
Interest expense	7,175	2,522	184.5
Provision for income taxes	30,116	37,630	(20.0)
Depreciation and amortization	41,975	34,965	20.0
EBITDA	$127,428	$139,635	(8.7)

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